Exhibit 99

[LOGO APPEARS HERE]

Under Armour, Inc.

1020 Hull Street,

Baltimore, MD 21230

CONTACTS:

Investors:

Rick Anguilla

Tel: 410.468.2512

Media:

Cara O’Brien/Melissa Merrill

Financial Dynamics

Tel: 212.850.5669/212.850.5741

FOR IMMEDIATE RELEASE

UNDER ARMOUR ANNOUNCES MANAGEMENT PROMOTIONS AND

ADDITIONS TO FURTHER STRENGTHEN THE SENIOR TEAM

BALTIMORE, MD (March 15, 2006) – Under Armour, Inc., (NASDAQ: UARM) today announced the promotion of two key senior executives and the addition of two new members to the Company’s management team designed to effectively position the business for the long-term and support the Company’s strong ongoing growth in both domestic and international markets.

Wayne Marino has been promoted to Executive Vice President/Chief Financial Officer. As part of Marino’s new role, he will oversee the Company’s Sales Operations and Production Planning units. He will continue to hold responsibility for the Accounting and Finance, Information Technology, Distribution, Facilities, and Human Resources departments.

Marino joined Under Armour as Vice President and Chief Financial Officer in January 2004 and was named Senior Vice President and Chief Financial Officer in 2005. Prior to joining Under Armour, he served as Chief Financial Officer of Nautica Enterprises, Inc. from 2000 to 2003.

William Kraus has been named Senior Vice President of Marketing. He had previously been Vice President of Sports Marketing, Team Sales and Licensing. Kraus will assume the senior leadership position for the Product Creation and Merchandising functions and will also oversee the Brand Marketing organization as well as the Sports Marketing team. Prior to joining Under Armour in 2002, Kraus served as Director of Eastern Retail Sales for Champion Products.

Kevin A. Plank, Chairman, President and Chief Executive Officer of Under Armour, Inc., stated, “These promotions recognize the critical contributions of key individuals and the additions to the team ensure that we have strong resources and significant bench strength as we continue to build both our brand and business.”

Richard Zielinski has joined Under Armour as Vice President, Technical Services. In this new position, he will oversee fabric development, product development and quality assurance. Zielinski most recently served as Divisional Vice President, May Merchandising Corp., and prior to that was Vice President, Quality Assurance/Technical Services for J. Crew. He will report directly to Kip Fulks, Senior Vice President of Sourcing and Quality Assurance.

Tony O’Neill has joined the Company as Sales Director, Europe. Based in the Company’s new European headquarters in Amsterdam, he will work closely with Ryan Wood, President of Under Armour Europe, to build the Company’s network of direct sales, distributors and agents in the European market. Prior to joining Under Armour, O’Neill was Head of Sales, Continental Europe for adidas Golf.

In addition to the aforementioned promotions and additions, the Company announced the March 2006 departures of Scott Gilbertson, Senior Vice President of Merchandising, and Mark Mackay, Vice President of International Sales.

About Under Armour, Inc.

Under Armour® (NASDAQ: UARM) is a leading developer, marketer and distributor of branded performance products for men, women and youth. The brand’s moisture-wicking synthetic fabrications are engineered in many different designs and styles for wear in nearly every climate to provide a performance alternative to traditional natural fiber products. The Company’s products are worn by professional football, baseball, and soccer players, as well as athletes in major collegiate and Olympic sports. The Company’s products are currently sold in the United States, Canada, Japan and the United Kingdom. The Company’s global headquarters is located in Baltimore, MD. For further information, please visit the Company’s website at www.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: our ability to manage our growth effectively; our ability to maintain effective internal controls; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; changes in consumer preferences or the reduction in demand for performance apparel and other products; our ability to accurately forecast consumer demand for our products; reduced demand for sporting goods and apparel generally; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to effectively market and maintain a positive brand image; the availability and effective operation of management information systems and other technology; our ability to attract and maintain the services of our senior management and key employees; and changes in general economic or market conditions, including as a result of political or military unrest or terrorist attacks. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###